Exhibit 10.6

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement is made and entered into this 30th day of June, 2020 (the “Effective Date”), by and between Vernal Bay Capital Group, LLC, a California limited liability company (the “Lender”), and Clyra Medical Technologies, Inc., a California corporation (“Borrower”).

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.     Line of Credit.  Lender hereby establishes for a period of one (1) year from the Effective Date (the “Maturity Date”) a revolving line of credit (the “Credit Line”) for Borrower in the principal amount of One Million dollars ($1,000,000) (the “Credit Limit”) which indebtedness shall be evidenced by and repaid in accordance with the terms of a promissory note for the amount of the Credit Limit in substantially the form attached hereto as Exhibit A (the “Promissory Note”).  All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “Advance”) shall become part of the principal of the Promissory Note. Each Advance may be used solely for the purchase of inventory, or raw materials used by Borrower to manufacture or produce inventory, for sale by Borrower (“Use of Proceeds”).

2.     Advances.

a.     Lender agrees to make funds available under this Credit Line on the following schedule:

i.	a first Advance of $200,000 on or before July 6, 2020; and

ii.     provided that Borrower has satisfied the Conditions Precedent (as defined in Section 6 below) Borrower may request additional Advances in any amount up to the available Credit Limit (each, a “Request”) by written notice to Lender, which Advances Lender agrees to make within three (3) business days of written request for each Advance.

b.     Subject to subparagraph (a) above, Requests may be made from time to time and in such amounts as Borrower may choose, provided, however, any Request will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit.  Requests must be made in writing, delivered to the Lender, by such officer of Borrower authorized by it to request such Advances, and include a use of proceeds that identifies with specificity the purpose of the funds (e.g., $10,250 to purchase bottles) consistent with the Use of Proceeds permitted herein. For each valid Request, the Lender shall advance to Borrower’s Account an amount equal to the Advance set forth in the Request within three (3) business days following receipt of a valid Request. The Lender may refuse to make any requested Advance if an Event of Default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an Event of Default hereunder as of such dates.

c.     Borrower agrees to receive and hold each Advance in a pre-designated bank account approved by Lender and set aside for such purpose (“Borrower’s Account”).

3.     Interest. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at an interest rate of fifteen percent (15%) simple interest per annum (the “Interest Rate”). Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed.

4.     Default Interest. Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder, the Interest Rate shall immediately increase to the lesser of ten percent (10%) over the Interest Rate set forth in Section 3 above or the highest rate allowable under applicable law, and shall continue at such rate, both before and after judgment, until the Credit Line has been repaid in full and all of Borrower’s other obligations to Lender hereunder have been fully paid and discharged.

5.     Interest Payments; Repayment. Borrower shall make monthly payments on the 10th day of each calendar month equal to all accrued interest for the immediately preceding month. In addition, for the first 180 days after the Effective Date, no later than the 10th day of the month, Borrower shall pay to Lender an amount equal to thirty percent (30%) of cash received from product sales (“Gross Product Sales”) for the immediately preceding month, and after 180 days, it shall pay sixty percent (60%) of Gross Product Sales for the immediately preceding month, for the purpose of repaying principal, interest, and other amounts due to Lender hereunder. Payment shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America. All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate. Subject to the foregoing application of payments, Borrower may prepay principal and/or interest at any time without penalty. The entire unpaid principal balance, together with any unpaid accrued interest and other unpaid charges, fees or other amounts due hereunder, shall be due and payable on the Maturity Date.

6.     Conditions Precedent. Lender shall not be required to make any Advance hereunder unless and until all of the following have been satisfied as of the date of the Request and the date such Advance is to be made (collectively, the “Conditions Precedent”):

a.     All of the documents required by such Lender, including this Agreement, the Promissory Note and Security Agreement (defined in Section 14 below) (collectively, the “Loan Documents”), have been duly executed and delivered to such Lender and shall be in full force and effect, and Borrower has delivered to Lender resolutions of Borrower’s board of directors authorizing the Credit Line pursuant to this Loan Agreement and related documents.

b.     Lender has received the Commitment Fee (defined in Section 7 below).

c.     The representations and warranties contained in this Agreement are true as of the Effective Date and then true on the date of request and date such Advance is to be made with the same effect as though the representations and warranties had been made at such time.  The request for an Advance by Borrower shall constitute a reaffirmation to Lender that all representations and warranties made herein remain true and correct in all material respects to the same extent as though given the time such request is made, and that all conditions precedent listed in this Paragraph 5 have been, and continue to be, satisfied in all respects as of the date such request is made.

d.     No Event of Default hereunder has occurred and is continuing, and no condition exists or event has occurred which, with the passing of time or the giving of notice or both, would constitute an Event of Default hereunder.

e.     Following the first Advance, Borrower has presented Lender copies of written purchase orders (or equivalent evidence of sell-through from consignment distributor FFF Enterprises, Inc., including invoices on delivered product) from “Unaffiliated Purchasers” (defined below) for Borrower’s inventory and outstanding (or unpaid) on the date of the Request but less than 90-days old, the sum total of which is at least equal to greater than (i) one-half of the then existing balance due under the Promissory Note without taking into consideration such Advance, or (ii) $200,000. “Unaffiliated Purchasers” mean any purchaser that (A) does not own or control Borrower, (B) is not owned or controlled by, or under common ownership or control with, Borrower, and (C) does not own and is not owned or controlled by, or under common ownership with, a “Controlling Party” (defined below). As used herein, ownership or control means the ownership of 25% or more of the profit or voting interest of an entity or the power to direct the management of an entity through employment, contract, ownership, fiduciary position or otherwise. “Controlling Party” means a person or entity that has the power to direct the management of Borrower through employment, contract, ownership, fiduciary position or otherwise, including without limitation all of the officers and directors and beneficial owners, directly or indirectly, of 10% or more of the voting interests of Borrower, or any family member of such person, including spouse and any parent, sibling, or lineal descendant of such person or such person’s spouse.

7.     Commitment Fee. In consideration of Lender extending the Credit Line to Borrower, Borrower agrees to issue to Lender three hundred twenty-three (323) fully paid and nonassessable shares of the Borrower’s common stock (the “Stock”), which Borrower and Lender agree have a value of One Hundred Thousand Dollars ($100,000) (the “Commitment Fee”), by delivery of one or more duly authorized original share certificates in the name of Lender prior to the first Advance.

8.     Accounting. Upon request by Lender, Borrower shall provide to Lender bank statements, invoices, and other documentation necessary to evidence the Use of Proceeds of all Advances, including without limitation monthly bank statements for, and evidence of the current balance in, Borrower’s Account and all recent credits and withdraws therefrom.

9.     Representations and Warranties.  In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lenders as follows:

a.     Borrower is a duly organized, validly existing, and in good standing under the laws of the State of California with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

b.     Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents, and each person signing this Agreement on behalf of Borrower is authorized to so sign.

c.     There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse effect on the financial condition of Borrower or the operation of its business.

d.     No information or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

e.     The Stock, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of liens or encumbrances or restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required in connection with the issuance of the Stock to Lender contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner by Borrower.

f.     Borrower’s entry into this Agreement and performance of its obligations hereunder does not contravene or constitute a breach of any agreement binding on Borrower or the Inventory, and this Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms

10.  Affirmative Covenants.  So long as any sum remains unpaid hereunder, in whole or in part, Borrower covenants and agrees that except with the prior written consent of the  Lender, which consent will not be unreasonably withheld, it shall do the following:

a.     Borrower shall duly observe and conform to all valid requirements of any governmental authority relative to the conduct of its business, its properties, or its assets and will maintain and keep in full force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business.

b.     Borrower shall keep proper books of records and accounts in which full, true, and correct entries will be made of all dealings or transactions relating to its business and activities.

c.     Borrower shall (i) file all applicable reports which it is required to file with the Securities and Exchange Commission in a timely manner; (ii) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (iii) maintain appropriate reserves for the accrual of the same; and (iv) pay when due all such taxes, or sums or assessments made in connection therewith.  Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

11.  Negative Covenants.  So long as any amounts due hereunder remain unpaid in whole or in part, Borrower covenants that except with the prior written consent of the Lender, which consent will not be unreasonably withheld, it will not do any of the following:

a.     Borrower shall not make any loans or advances to any person or other entity other than in the normal and ordinary course of business now conducted; make any investment in securities of any person or other entity; or guarantee or otherwise become liable upon the obligations of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the normal and ordinary course of business.  This restriction will apply, without limitation, to loans to any subsidiaries of Borrower.

b.     Borrower shall not create or permit to exist any lien, claim, or encumbrance on the assets of Borrower or any part thereof, except as may be granted to Lender.

c.     Borrower shall not do any act or omit to do any act, or permit any act or omission that will cause a breach of any representation or warranty made in this Agreement.

12.  Events of Default.   An event of default (each, an “Event of Default”) will occur if any one of the following events occurs:

a.     Failure to pay any interest or principal on or before the date due, subject to an opportunity to cure said default by payment of a penalty equal to one percent (1%) of the then principal amount outstanding, upon five (5) days notice.

b.     Failure to pay any principal on the date due or any other amount due hereunder, the Promissory Note or the Security Agreement, on or before the date due.

c.     Any representation or warranty made by Borrower in this Agreement, a Request or in connection with any other borrowing from Lender, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue at the time when made or becomes untrue in any material respect at any time prior to payment in full of all obligations under the Loan Documents.

d.     Any material breach of any of Borrower’s covenants, obligations, representations or warranties under any other Loan Document beyond any express requirement for notice and opportunity to cure.

e.     Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Section 12, and the continuance of the same unremedied for a period of fourteen (14) days after notice thereof is delivered to Borrower.

f.     Any Loan Document for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Lender.

g.     Borrower shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or Borrower defaults in the performance or observance of any obligation or in any agreement relating thereto if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity.

h.     Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

i.      Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

j.     Termination of Borrower’s existence, the dissolution, insolvency, or business failure of Borrower; the appointment of a receiver of any part of the property of Borrower, or the assignment for the benefit of creditors by Borrower.

k.     All or any substantial part of the property of Borrower shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty (30) days.

13.  Remedies.  Upon the occurrence of an Event of Default as defined above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind.  Lender may suspend or terminate any obligation it may have hereunder to make additional Advances.  To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement.  No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.  Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees, whether or not the attorney is a salaried employee of Lender, including such expenses incurred before or after any legal action or Bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

14.  Collateral; Security.  As security for all obligations of Borrower to Lender, this Credit Line and the Promissory Note shall be secured by the inventory held for sale by the Borrower pursuant to a separate Security Agreement on the terms and conditions and in the form attached hereto as Exhibit B (the “Security Agreement”).

15.  General Provisions.  All representations and warranties made in this Agreement and the Promissory Note shall survive the execution and delivery of this Agreement and the making of any loans hereunder.  This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of California. Time is of the essence hereof. This Agreement may not be amended or modified except in writing signed by the parties.

16.  Arbitration of Disputes. Any dispute related to this Agreement or any other Loan Document will be resolved exclusively by a representative from JAMS in Newport Beach, California pursuant to its streamlined rules. If the parties cannot agree upon a representative from JAMS, then JAMS will select an arbitrator. The arbitrator will be authorized to order specific performance, damages or any other legal or equitable remedy as would be available to a court of law. The prevailing party in such arbitration will be entitled to have and recover from the other parties participating in the arbitration all costs and expenses of arbitration, including reasonable attorneys' fees, in addition to any other relief that may be granted.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION DECIDED EXCLUSIVELY BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION OR, IN THE CASE OF APPEAL, IN SECTIONS 1280-1294.4 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

          /s/                                        /s/

Lender     ______          Borrower     ______

17.  Counterparts; Facsimile Signatures.  This Agreement may be executed electronically and in one or more counterparts, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

18.  Independent Advice of Counsel.  The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

19.  Entire Agreement.  This Agreement, together with the Promissory Note and the Security Agreement, constitutes the entire understanding and agreement of the parties with respect to the general subject matter hereof; supersede all prior negotiations and agreements with respect thereto; may not be contradicted by evidence of any alleged oral agreement; and may not be amended, modified, or rescinded in any manner except by a written agreement signed by Lender which clearly and unequivocally expresses an intent to amend, modify, or rescind the same.

20.  Compliance with Law. It is the intention of Lender and Borrower to comply with all applicable usury laws. In furtherance of this intention of Lender and Borrower, all Loan Documents are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender, for the use, forbearance, or detention of money under this Agreement, the Promissory Note, or any other Loan Document or agreement, exceed the maximum amount permissible under applicable law. If, due to any circumstance, payment of any amount required thereunder shall be prohibited by law, the obligation to be fulfilled shall be reduced to the maximum allowed by law. If, due to any circumstance, Lender should ever receive as interest an amount which would exceed the highest lawful rate, the amount that would be excessive interest shall either be applied to the reduction of the principal of the Note and not to the payment of interest or refunded if principal has been paid in full. This provision shall control every other provision of all agreements between any Borrower and Lender.

21.  Assignment. Borrower shall not assign its rights hereunder without the prior written consent of Lender. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns. No assignment by Borrower of any interest, right or obligation hereunder shall relieve Borrower of its obligations or liability hereunder.

22.  Modifications and Waiver. No alteration, change or modification of or to this Agreement shall be effective unless it is made in writing and signed on behalf of each party to be charged. A waiver by any party of a breach of any of the covenants, conditions or agreements under this Agreement or any other Loan Document made or to be performed by any other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions of this Agreement or any other Loan Document.

23.  Notices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or three (3) business days after mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to Borrower: 4830 West Kennedy Blvd., Ste. 600 Tampa, FL 33069 Attn: Steven V. Harrison, President Copy via email to: steveh@clyramedical.com	If to Lender: 1601 Dove Street, Suite 250 Newport Beach CA 92660 Attn: Anthony Jacobson, Managing Member Copy via email to: anthonyjohnjacobson@gmail.com

24.  Further Assurances. Each party shall sign any other and further instruments and documents and shall take any other and further actions as might be necessary or proper in order to accomplish the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Revolving Line of Credit Agreement the day and year first above written.

Clyra Medical Technologies, Inc., a California corporation		Vernal Bay Capital Group, LLC,
a California limited liability company

	/s/ Steven V. Harrison	/s/Anthony Jacobson
By:		By:
	Steven V. Harrison, President	Anthony Jacobson, Managing Member